Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on:

(1)                                 Forms S-8 of Move, Inc. pertaining to the 2011 Incentive Plan (Form S-8 Nos. 333-175285 and 333-190329), the 2009 Stock Options, Restricted Stock and Restricted Stock Units Granted as Employment Inducement Awards Outside of a Plan (Form S-8 No. 333-160632), the 1999 Stock Incentive Plan (Form S-8 Nos. 333-123299, 333-132398, 333-141115, 333-149533 and 333-157781),  the iPlace, Inc. 2001 Equity Incentive Plan, iPlace 2000 Stock Option Plan, ConsumerInfo.com, Inc. 1999 Stock Option Plan, eNeighborhoods, Inc. 1998 Stock Option Plan, QSpace, Inc. 1999 Stock Option Plan (Form S-8 No. 333-72192),  the HomeWrite Incorporated 2000 Equity Incentive Plan (Form S-8 No. 333-58510), the Move.com, Inc. 2000 Stock Incentive Plan (Form S-8 No. 333-55828), the Homestore.com, Inc. 1999 Employee Stock Purchase Plan and Homestore.com, Inc. 1999 Stock Incentive Plan (Form S-8 Nos. 333-54886, 333-46252, 333-89170, 333-113662), the Hessel Group, Inc. 2000 Stock Option Plan Options Granted Under the Hessel Group, Inc. 2000 Stock Option and Assumed by Homestore.com, Inc. (Form S-8 No. 333-48582), the Homestore.com 1999 Employee Stock Purchase Plan, Homestore.com 1999 Equity Incentive Plan, NetSelect 1999 Stock Incentive Plan, SpringStreet 1997 Stock Incentive Plan, NetSelect 1996 Stock Incentive Plan (Form S-8 No. 333-84545), and the Homestore.com, Inc. 2002 Stock Incentive Plan (Form S-8 No. 333-89172),

(2)                                 Forms S-3 (Form S-3 Nos. 333-107963, as amended, 333-72746 and 333-61410) of Move, Inc., and

(3)                                 Form S-1 (Form S-1 filing No. 333-80419, as amended) of Move, Inc.;

of our report dated February 14, 2014, with respect to the balance sheet of Builders Digital Experience, LLC as of December 31, 2013, and the related statements of income, members’ equity, and cash flows for the year then ended, which report appears in the December 31, 2013 annual report on Form 10-K of Move, Inc.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

February 18, 2014